Exhibit T3B.7
AMENDED AND RESTATED OPERATING AGREEMENT OF
THE OAK RIDGER, LLC
(a Tennessee limited liability company)
     THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is made and entered into as of the 15th day of October, 2009, by and between MORRIS PUBLISHING GROUP, LLC (the “Member”), a Georgia limited liability company, and THE OAK RIDGER, LLC (the “Company”), a Tennessee limited liability company, the Member and the Company collectively (the “Parties”).
W I T N E S S E T H:
     WHEREAS, the Company is a Tennessee limited liability company organized under the Tennessee Limited Liability Company Act (the “Act”);
     WHEREAS, the Member desires to have no liability to third parties to the fullest extent provided under the Act;
     WHEREAS, the Member desires to set forth guidelines regarding the operations of the Company and certain other matters;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
Formation of Company
     1.1 Formation; Sole Member. The Company has been formed effective upon the filing of the Articles in the office of the Secretary of State for the State of Tennessee in accordance with and pursuant to the Act. The Parties confirm their intent and agreement that the Company shall be governed by the terms of this Agreement. The sole member of the Company is Morris Publishing Group, LLC, which owns one hundred percent (100%) of the membership interests in the Company.
     1.2 Name. The name of the Company is “The Oak Ridger, LLC”. The Company’s business may also be conducted under other name or names selected by the Member as a trade name or names.
     1.3 Organizational Documents. This Agreement, along with the Certificate of Organization of the Company, a copy of which is attached hereto as Schedule “A”, constitute the principal organizational documents of the Company.

     1.4 Principal and Other Offices. The principal office for the transaction of business of the Company is to be located at such place as may be fixed from time to time by the Directors. Branch offices and places of business may be established at any time by the Directors at any place or places where the Company is qualified to do business, whether within or outside the State of Tennessee.
     1.5 Registered Office and Agent. The Directors shall designate a registered agent and registered office for service of legal process; these designations are to be filed with the Tennessee Secretary of State as required by the Act. These designations may be changed at any time.
     1.6 Term. The term of the Company shall be perpetual, unless terminated in accordance with either the provisions of this Agreement or the Act. The Company shall not terminate solely as a consequence of the dissociation, bankruptcy, insolvency, appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of a member of the Company or a substantial part of such member’s property, or assignment for the benefit of its creditors, or an admission in writing of the inability to pay its debts generally as they become due, or any similar action, of one or more of the members, so long as there remains a member of the Company.
ARTICLE II
Business of Company
     The Company may engage in any business or activity permitted by law.
ARTICLE III
Management
     3.1 Management of Company. The business and affairs of the Company shall be managed by managers, to be known as the “Board of Directors”.
          3.1.1 Management Delegated to Board of Directors. The Member hereby delegates all management of the Company to the Board of Directors which shall consist of such number as may be set from time to time by the Member. All decisions concerning the business affairs of the Company shall be made by the Board of Directors.
          3.1.2 Election of Directors. Members of the Board of Directors shall be appointed by the Member and shall serve at the pleasure of the Member. Directors may be removed at any time by the Member, with or without cause.
          3.1.3 Meetings. The Board by resolution may provide for an annual meeting or other regularly scheduled meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Member, the Chairman of the Board, the President, or by any two (2) or more directors. The Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and participation in such a meeting pursuant to this Section 3.1.3 shall constitute presence in person at such meeting.
          3.1.4. Notice and waiver; quorum. Notice of any special meeting of the Board of Directors shall be given to each director (including observer members of the Board of Directors) personally or by mail, addressed to such director at such director’s last known address, at least two (2) days prior to the meeting. Such notice may be waived, either before or after the meeting. The attendance of a director at any special meeting shall itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the Board of Directors (excluding observer members of the Board of Directors) shall constitute a quorum at any directors’ meeting.
          3.1.5 No meeting necessary. Any action required by law or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the directors and a copy provided to observer members of the Board of Directors). Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the Company.
          3.1.6 Voting. At all meetings of the Board of Directors, each director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the directors present.
          3.1.7 Committees. In the discretion of the Board of Directors, such Board from time to time may elect or appoint, from its own members, an Executive Committee or such other committee or committees as such Board may see fit to establish. Each such committee shall consist of two or more directors, and each shall have and may exercise such authority and perform such functions as the Board by resolution may prescribe within the limitations imposed by law.
          3.1.8 Board Observers. At any time during which there is an outstanding balance on the Tranche A Term Loan (as such capitalized term is defined in that certain Amended and Restated Credit Agreement dated October 15, 2009 (the “Credit Agreement”), among Morris Communications Company, LLC, Morris Publishing Group, LLC, the Lenders party thereto, and Tranche Manager, LLC, as Administrative Agent), Tranche Holdings, LLC, or its designee, shall be entitled to designate one (1) nonvoting observer (the “Observer”) to the Company’s Board of Directors and to all committees thereof. Such Observer shall be entitled to attend all Board meetings (which meetings shall generally be held telephonically) but will not be entitled to vote at any Board meeting. Such Observer shall be entitled to receive all consents, proposed consents or Board actions, documents, materials, information and notices (whether or not in writing) provided to the Board; provided, however, that the Company reserves the right to exclude such Observer from access to any material or meeting or portion thereof (only if the Observer is notified of such withholding) if the Board votes in good faith after advice of counsel, that such exclusion is necessary (taking into account any confidentiality agreements that such Observer has executed or is willing to execute): (a) to preserve the attorney-client privilege; (b) to prevent a breach by the Board of Directors of its fiduciary duties; or (c) to avoid the impairment of the Company’s ability to enforce its rights under this Agreement in any bona fide dispute with the Observer. Such Observer may be removed from office only by Tranche Holdings, LLC, except that the Observer may be removed for cause by the Board of Directors in the event of willful misconduct or material breach of any confidentiality agreement with the Company or its affiliates; provided such Observer shall not be removed for cause until after Tranche Holdings, LLC has been notified of the Board’s intent to remove such person for cause and is given Tranche Holdings, LLC a reasonable amount of time to appoint another person as an Observer. Upon the payment and satisfaction in full of Tranche A Term Loan, Tranche Holdings, LLC shall cease to possess the right to designate an Observer, and any Observer so designated will automatically and without further action be removed from the Board. At any time during which there is an outstanding balance on the Tranche A Term Loan (as defined in the Credit Agreement), all travel and other reasonable expenses incurred by Tranche Holdings, LLC or its designee in connection with its rights in this Section 3.1.8 shall be reimbursed by the Company.
          3.1.9 Officers, salaries, and bonds. The Board of Directors shall elect all officers of the Company and fix their compensation, unless pursuant to a resolution of the Board the authority to fix compensation is delegated to the President. The fact that any officer is a director shall not preclude such individual from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may or may not, in their discretion, require bonds from either or all of the officers and employees of the Company for the faithful performance of their duties and good conduct while in office.
          3.1.10 Compensation of directors. Directors, as such, shall be entitled to receive such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment shall have occurred because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for attending committee meetings.
     3.2 Officers.
          3.2.1 Selection. The Board of Directors at each annual meeting (or from time to time if no annual meeting is held) shall elect or appoint a President, a Secretary, and a Treasurer, each to serve for the ensuing year and until such officer’s successor is elected and qualified, or until such officer’s earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board and/or one or more Vice Presidents, and also may elect or appoint one or more Assistant Vice Presidents and/or one or more Assistant Secretaries and/or one or more Assistant Treasurers. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Executive Vice President, Senior Vice President, etc., according to seniority or rank, and any person may hold two or more offices.
          3.2.2 Removal, vacancies. Any officers of the Company may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the Company may be filled by the Board of Directors.
          3.2.3 Chairman of the Board. The Chairman of the Board of Directors, when and if elected, shall, whenever present, preside at all meetings of the Board of Directors and at all meetings of the members. The Chairman of the Board of Directors shall have all the powers of the President in the event of the President’s absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the Company and shall have, in such Chairman’s discretion, power and authority to generally supervise all the affairs of the Company and the acts and conduct of all the officers of the Company, and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.
          3.2.4 President. If there be no Chairman of the Board elected, or in the Chairman’s absence, the President shall preside at all meetings of the Board of Directors and at all meetings of the members. The immediate supervision of the affairs of the Company shall be vested in the President. It shall be the President’s duty to attend constantly to the business of the Company and to maintain strict supervision over all of its affairs and interests. The President shall keep the Board of Directors fully advised of the affairs and condition of the Company, and shall manage and operate the business of the Company pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to approval of the Board, hire and fix the compensation of all employees and agents of the Company other than officers, and any person thus hired shall be removable at the President’s pleasure.
          3.2.5 Vice President. Any Vice President of the Company may be designated by the Board of Directors to act for and in the place of the President in the event of sickness, disability, or absence of the President or the failure of the President to act for any reason, and when so designated, such Vice President shall exercise all the powers of the President in accordance with such designation. The Vice Presidents shall have such duties as may be required of or assigned to them by the Board of Directors, the Chairman of the Board, or the President.
          3.2.6 Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the Members and Board of Directors; to keep the membership records of the Company; to notify the members and directors of meetings as provided by this Agreement; and to perform such other duties as may be prescribed by the Chairman of the Board, the President, or the Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, the President, the Secretary, or the Board of Directors.
          3.2.7 Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the Company, and shall faithfully account for its funds. The Treasurer shall make such reports as may be necessary to keep the Chairman of the Board, the President, and the Board of Directors fully informed at all times as to the financial condition of the Company, and shall perform such other duties as may be prescribed by the Chairman of the Board, the President, or the Board of Directors. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Chairman of the Board, the President, the Treasurer, or the Board of Directors.
     3.3 Directors’ and Officers’ Duty to Company. The Directors and the Officers shall have the same duties as are customary for Directors and Officers of a Tennessee business corporation.
     3.4. Duty of Care. A Member’s, Director’s or Officer’s duty of care in the discharge of the person’s or entity’s duties to the Company is limited to refraining from engaging in gross negligence or intentional misconduct. In discharging its duties, the person or entity shall be fully protected in relying in good faith upon the Company’s books and records and upon such information, opinions, reports, or statements by any of its agents, or by any other person, as to matters the person or entity reasonably believes are within such other person’s professional or expert competence and who have been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
     3.5 Indemnity of the Member and of Others. Each person or entity who at any time is or shall have been the Member, or is or shall have been serving at the request of the Company as a Manager, Director, Officer, employee or agent of another person or entity, shall be indemnified and held harmless by this Company from and against any and all losses, liabilities or claims attributable to such status or to acts or failure to act in connection therewith, provided that the scope of this indemnification and agreement to hold harmless shall not extend to losses arising from the gross negligence or intentional misconduct of the indemnitee. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person or entity seeking indemnification may be entitled under any other agreement, vote of Members or otherwise. If authorized by the Board of Directors, the Company may purchase and maintain insurance on behalf of any person (including the Member) to the full extent permitted by the Act.
     3.6 Affiliated Compensation. The Directors may retain such persons or entities as it shall determine (including any person or entity in which the Member or any Director may have an interest or of which it is an affiliate) to provide services to or on behalf of the Company for such compensation as the Directors deem to be appropriate.

ARTICLE IV
Contracts, Etc.
     4.1 Contracts, deeds, and loans. All contracts, deeds, mortgages, pledges, promissory notes, transfers, and other written instruments binding upon the Company shall be executed on behalf of the Company by the Chairman of the Board, if elected, the President, any Vice President, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the Company may be attested by the Secretary or Assistant Secretary of the Company.
     4.2 Proxies. The Chairman of the Board, if elected, or the President or any Vice President shall have full power and authority, on behalf of the Company, to attend and to act and to vote at any meetings of the shareholders, bond holders, or other security holders of any corporation, trust, or association in which this Company may hold securities, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the Company might have possessed and exercised if present, including the power and authority to delegate such power and authority to a proxy selected by such officer. The Board of Directors may, by resolution, from time to time, confer like powers upon any other such person or persons.
     4.3 Checks and Drafts. Checks and drafts of the Company shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.
ARTICLE V
Rights and Obligations of Member
     5.1 Limitation of Liability. The Member shall have no personal or vicarious liability for the liabilities and obligations of the Company.
     5.2 Liability of the Member to the Company. A Member who receives the return in whole or in part of its contribution is liable to the Company only to the extent, if any, provided by the Act.
     5.3 Member’s Duty to Company. The Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that the Member may be entering into transactions that are similar to the transactions into which the Company may enter. The Company shall not have any right, by virtue of this Agreement, to share or participate in such transactions of the Member or to the income or proceeds derived therefrom. The Member shall not incur any liability to the Company as a result of engaging in any other business venture.
     The Member does not violate a duty or obligation to the Company merely because the Member’s conduct furthers the Member’s own interest. The Member may lend money to and transact other business with the Company. The rights and obligations of the Member lending money to or transacting business with the Company are the same as those of a person who is not a Member, subject to applicable law. No transaction with the Company shall be voidable solely because the Member has a direct or indirect interest in the transaction if the transaction is fair to the Company.
ARTICLE VI
Contributions to Company and Capital Accounts
     6.1 Member’s Capital in the Company.
          6.1.1 The Member shall contribute to the Company as its “Capital Contribution” the amount determined by the Member in its sole discretion to be necessary or convenient for carrying on the business and activities of the Company. No interest shall accrue on any Capital Contribution, and the Member shall not have the right to withdraw or be repaid any Capital Contribution except as provided in the Agreement. Notwithstanding the foregoing, the Member shall not be required to make any Capital Contribution.
          6.1.2 Anything in this Agreement to the contrary notwithstanding, no Member shall have any personal or vicarious liability for liabilities or obligations of the Company, and no Member shall be required to make any further or additional contributions to the capital of the Company or to lend or advance funds to the Company for any purpose.
          6.1.3 The obligation, if any, of a Member to contribute to the capital of the Company is solely and exclusively for the benefit of the Company and the Member, and is not intended to confer rights on any third party. Without limiting the generality of the foregoing, no creditor of the Company shall be deemed a third party beneficiary of any obligation of any Member to contribute capital or make advances to the Company.
     6.2 Distributions. Distributions shall be made at such time or times and in such amounts as the Board of Directors shall determine. All distributions of cash or other property shall be made to the Members in accordance with their percentage interests. No Member has the right to demand or receive a distribution in any form other than cash. No distribution shall be made if prohibited by Tenn. Code Ann. § 48-236-105.
ARTICLE VII
Transferability
     The Member’s interest in the Company shall be transferable in whole or in part without consent of any other person or entity, and the assignee shall be admitted as a Member with all the rights of the Member who assigned its interest. No transfer (whether voluntary or involuntary) shall effect a dissolution of the Company. The Member shall be permitted to retire, resign or withdraw from the Company at any time. No event of bankruptcy or insolvency shall cause the Member to cease to be a Member.

ARTICLE VIII
Additional Members
     8.1 Additional Members. Any person or entity acceptable to the Member may become a Member in the Company subject to the conditions imposed by the Member. At or about the time a new Member is admitted, this Agreement shall be amended as necessary or proper to reflect a change from a single-member limited liability company to a multiple-member limited liability company.
     8.2 Multiple Members. After a new Member is admitted and the Company changes to a multiple-member limited liability company:
          8.2.1 Meetings of Members may be called by Members holding a majority of the interests in the Company;
          8.2.2 At least two (2) days’ notice of all meetings of Members shall be given by the Members authorized to call meetings;
          8.2.3 Members may participate in any meeting by, or conduct the meeting through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member participating in a meeting by this means is deemed to be present in person at the meeting;
          8.2.4 The presence of Members holding a majority of the interests in the Company shall constitute a quorum for a meeting of Members; and
          8.2.5 Except as otherwise provided herein or in the Act, the act of Members holding a majority of the interests in the Company at a meeting at which a quorum is present shall be required to take action on any matter where a vote of Members is required.
          8.2.6 Any action required by law or permitted to be taken at any meeting of the Members may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by Members holding a majority of interests in the Company. Such consent shall have the same force and effect as a vote of Members holding a majority of interests in the Company and shall be filed with the Secretary and recorded in the Minute Book of the Company.
ARTICLE IX
Dissolution and Termination
     9.1 Dissolution. The Company shall be dissolved and its affairs wound up either: (a) upon the retirement or withdrawal of the only remaining Member of the Company (other than in connection with an assignment of its interest in the Company), or (b) at the election of the Member.

     9.2 Winding Up, Liquidation and Distribution of Assets. Upon dissolution, the Member shall proceed to wind up the affairs of the Company, and liquidate and distribute the assets of the Company as it sees fit, subject to the Act. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.
     Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the U.S. Treasury Regulations, if the Member has a deficit capital account (after giving effect to all contributions, distributions, allocations and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of the Member’s capital account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.
ARTICLE X
Miscellaneous
     10.1 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Board of Directors or such representatives as it may appoint in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive office of the Company.
     10.2 Choice of Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Tennessee, and specifically the Act.
     10.3 Amendments. This Agreement may not be amended except by the written agreement of both the Company and the Member. Notwithstanding the foregoing, Section 3.1.8 shall not be amended without written approval of Tranche Holdings, LLC or its designee.
     10.4 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.
     10.5 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.
     10.6 No Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of, or enforceable by any person or entity other than the parties hereto, except for

Tranche Holdings, LLC which shall be a third party beneficiary of this Agreement with respect to its rights in Sections 3.1.8 and 10.3.
     10.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
SIGNATURES ON FOLLOWING PAGE(S)

     IN WITNESS WHEREOF, this Agreement has been executed as of the date the Company was formed freely and voluntarily made by the Member after full and complete consideration of all relevant facts at hand.

COMPANY: THE OAK RIDGER, LLC
By:	/s/ Craig S. Mitchell
Craig S. Mitchell
As its: Senior Vice President — Finance

MEMBER: MORRIS PUBLISHING GROUP, LLC
By:	/s/ Craig S. Mitchell
Craig S. Mitchell
As its: Senior Vice President — Finance

Exhibit “A”
Certificate of Organization

              Secretary of State
      Division of Business Services
        312 Eighth Avenue North
 6th Floor, William R. Snodgrass Tower
        Nashville, Tennessee 37243
ISSUANCE DATE: 07/28/2003
REQUEST NUMBER: 03209112
CHARTER/QUALIFICATION DATE: 09/20/2001
STATUS: ACTIVE
CORPORATE EXPIRATION DATE: PERPETUAL
CONTROL NUMBER: 0414453
JURISDICTION: TENNESSEE

TO:
CFS
8161 HIGHWAY 100
#172
NASHVILLE, TN 37221
  REQUESTED BY:
  CFS
  8161 HIGHWAY 100
  #172
  NASHVILLE, TN 37221

I, RILEY C DARNELL, SECRETARY OF STATE OF THE STATE OF TENNESSEE DO HEREBY CERTIFY THAT

“THE OAK RIDGER, LLC”

WAS INCORPORATED OR QUALIFIED TO DO BUSINESS IN THE STATE OF TENNESSEE ON THE ABOVE DATE, AND THAT THE ATTACHED DOCUMENT(S) WAS/WERE FILED IN OFFICE ON THE DATE(S) AS BELOW INDICATED:

REFERENCE NUMBER 4302-0477	DATE FILED 09/20/2001	FILING TYPE LLC ORGANIZATIO	FILING ACTION NAM DUR STK PRN OFC AGT INC MAL FYC

FOR: REQUEST FOR COPIES
FROM:
CFS
8161 HIGHWAY 100
#172
NASHVILLE, TN 37221-0000
                       ON DATE: 07/28/03
                FEES
              RECEIVED:           $240.00                    $0.00
             TOTAL PAYMENT RECEIVED:      $240.00
                RECEIPT NUMBER: 00003336401
                       ACCOUNT NUMBER: 00101230

RILEY C. DARNELL SECRETARY OF STATE

State of Tennessee

ARTICLES OF ORGANIZATION (LIMITED LIABILITY COMPANY)

For Office Use Only

2001 SEP 20 AM 9:27

SECRETARY OF STATE

(NOTE: Pursuant to the provisions of § 48-207-101, each limited Liability Company name must contain the words "Limited Liability Company" or the abbreviation "LLC" or "L.L.C.")

2. The name and complete address of the Limited Liability Company's initial registered agent and office located in the state of Tennessee is:
CT Corporation System
(Name)
530 Day Street, Knoxville, TN 37902 | (City) | TN (State/Zip Code)
(Street Address)
Knox
(County)

5. Number of members at the date of filing: One

6. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:
Date __________, ______, Time __________ (Not to exceed 90 days.)

7. The complete address of the Limited Liability Company's principal executive office is:
725 Broad Street, Augusta, GA, United States of America, 30901
(Street Address) (City) (State/Country/Zip Code)

8. Period of Duration: Perpetual

9. Other Provisions: None

10. THIS COMPANY IS A NON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

09/19/01
Signature Date

Organizer
Signer's Capacity

[signature]
Signature (manager or member authorized to sign by the Limited Liability Company)

Mark S. Burgreen
Name (typed or printed)

SS-4240 (Rev. 7/01) Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000) RDA 2458

For Office Use Only Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 ARTICLES OF ORGANIZATION (LIMITED LIABILITY COMPANY) The undersigned acting as organizer(s) of a Limited Liability Company under to provisions of the Tennesses Limited Liability Company Act, $48-205-101, adopts the following Articles of Organization. 1 Ths name of the Limited Liability Company is: The Oak Ridger, LLC (NOTE: Pursuant to the provisions or $ 48-207-101, each Limited Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “LLC.”) 2 The name and complete address of the Limited Liabilty Company agent and office located in the state of Tennessee is CT Corporation System (name) 530 Day Street. Knoxville, TN 37902 (Street Address) (City) (street to Code) Knox (County) 3 List the name and complete address of each organuzer of this Limited Liabilty Company Mark S Burgreen, 801 Broad Street. Augusta, GA 30901 (Name) (include Street Address City. State and Zip Code (Name) (Street: as City State and Zip Code) (Name) (Street Address City state and Zip Code) 4 The Limited Liability Company will be (NOTE: PLEASE MARK APPLICABLE BOX) Board Managed Member Managed 5 Number of mambers of the date of one 8. If the document is not to be affective upon by the Secreatary of State, the deleyed effective date and time is: Date time (Not to exceed 90 days) The complete address of the Limited Liabilty Company’s principal executive office is: 72$ Broad Street, Aug usta, GA, United States of America. 30901 (Street Address) (City) (Street Country Zip Code) 8. Period of Duration: Perpetued 9. Other Provisions: None 10, THIS COMPANY IS ANON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable) Signature Date Signature or to Company MarK S. Surgreen Signer’s Capacity Name